Exhibit 99.1

NEWS RELEASE

Marvell® Technology Group Ltd. Reports

Record First Quarter Fiscal 2007 Results

Santa Clara, CA. (May 18, 2006) – Marvell® Technology Group Ltd. (NASDAQ: MRVL), the leader in development of storage, communications, and consumer silicon solutions, today reported financial results for its first fiscal quarter ended April 29, 2006.

Net revenue for the first quarter of fiscal 2007 was a record $521.2 million, an increase of 42.9% over net revenue of $364.8 million for the first quarter of fiscal 2006 and a 6.6% sequential increase from net revenue of $489.0 million for the fourth quarter of fiscal 2006.  Net income under generally accepted accounting principles (GAAP) was $75.3 million, or $0.23 per share (diluted), for the first quarter of fiscal 2007, compared with a net income under GAAP of $63.5 million, or $0.20 per share (diluted), for the first quarter of fiscal 2006.  Shares used to compute GAAP net income per diluted share for the first quarter ended April 29, 2006 increased to 320.4 million shares, compared with 310.7 million shares for the first quarter ended April 30, 2005.

Marvell reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis.  Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization of acquired intangible assets and acquisition related charges.  Non-GAAP net income was $141.1 million, or $0.44 per share (diluted), for the first quarter of fiscal 2007, compared with non-GAAP net income of $84.2 million, or $0.27 per share (diluted), for the first quarter of fiscal 2006.  Shares used to compute non-GAAP net income per diluted share for the first quarter ended April 29, 2006 increased to 323.6 million shares, compared with 310.7 million shares for the first quarter ended April 30, 2005.

These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.  A reconciliation of GAAP net income to non-GAAP net income is included in the financial tables of this release as well as on our website in the Investors section at www.marvell.com.

Marvell’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing economic performance and Marvell therefore uses non-GAAP reporting internally to evaluate and manage the Company’s operations.  Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results internally.

“Q1 was another very strong quarter for Marvell” stated Dr. Sehat Sutardja, Marvell’s President and CEO.  “We are having strong success in driving the adoption of our advanced technologies into a number of exciting high volume Consumer and Enterprise markets.  With this success, we are continuing to diversify our revenues which we expect will provide us with new high volume market opportunities and enable us to build upon our strong track record of solid revenue growth.”

Revenue for the first quarter was a record for Marvell and represented the 34th consecutive quarter for sequential revenue growth.   The following is a review of some of the recent highlights that occurred since last quarter’s earnings release:

•                  In April, Marvell announced first customer shipment of its TopDog™ branded family of 802.11n IEEE draft compliant products for consumer, enterprise, and mobile markets.  Marvell’s TopDog products feature the highest data rates, longest range and lowest power profile in the industry. With industry-leading ease of use and multiple antennae configuration support including 3x3, 2x3, 2x2 and 1x2; Marvell TopDog WLAN solutions are designed to enable seamless connectivity for data intensive applications such as wireless streaming of HDTV and multimedia content throughout the home.

•                  Earlier this month at Interop 2006 in Las Vegas, Marvell demonstrated its leadership position in the switching market.  During this show, Marvell displayed customer equipment ranging from the very high-end metro class equipment to the high-volume value class switches.  Marvell also announced a number of products including the Prestera™ 98DX2x5 family of packet processors for the secure enterprise and metro Ethernet markets.  Also, Marvell introduced a new set of Ethernet packet processor solutions optimized for the Small and Medium Business market.  The new Prestera 98DX249 and 98DX269 SecureSmartStackable family of products extends the flexibility and scalability of clustering and stacking, offering resilient networks and business continuity architecture.

•                  In March, Marvell introduced the next generation of Marvell’s industry leading Yukon family of Ethernet controllers  -  Marvell Yukon™ Ultra.  The Yukon Ultra controller is the world’s highest performance, lowest power PCI Express™ Gigabit Ethernet solution for notebook and desktop PCs. The Yukon Ultra is part of Marvell’s family of pin-compatible Ethernet controllers for PCs.  The Yukon family’s pin-compatibility is designed to provide PC vendors with the flexibility to leverage a single motherboard design across a broad range of consumer and enterprise platforms.   The latest addition to the Yukon pin-compatible family further enhances Marvell’s leadership position by providing the lowest power solutions for notebooks to enable improved battery life for users.  Yukon Ultra delivers greater than 30% power savings over similar competing solutions while offering the industry’s highest throughput.

Marvell will be conducting a conference call today at 1:45 p.m. PST to discuss its first quarter financial results.  The call is being webcast by Thomson/CCBN and can be accessed at Marvell’s web site at www.marvell.com.  The webcast is also being distributed through Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.  The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section.  Replay on the Internet will be available until February 23, 2007.

About Marvell

Marvell (NASDAQ: MRVL) is the leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.   These statements include those relating to our strong success in the adoption of our technologies in consumer and enterprise markets, continuing to diversify our revenues, new high volume market opportunities, our strong track record of revenue growth and the anticipated features and benefits of our solutions.  Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements.  These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, the timing, cost and successful completion of development and volume production of the Company’s products, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders.  For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Additional Factors That May Affect Future Results” in Marvell’s annual report on Form 10-K for the fiscal year ended January 28, 2006 and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are trademarks of Marvell.  All other trademarks are the property of their respective owners.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	April 29, 2006	April 30, 2005

Net revenue	$521,196	$364,770
Cost of goods sold	240,664	175,251
Gross profit	280,532	189,519
Operating expenses:
Research and development	124,831	72,409
Selling and marketing	38,133	21,203
General and administrative	16,858	6,877
Amortization of acquired intangible assets	17,351	19,759
Total operating expenses	197,173	120,248
Operating income	83,359	69,271
Interest and other income, net	7,616	3,612
Income before income taxes	90,975	72,883
Provision for income taxes	15,678	9,351
Net income	$75,297	$63,532

Net income per share - basic	$0.26	$0.23
Net income per share - diluted	$0.23	$0.20

Weighted average shares — basic	291,851	278,793
Weighted average shares — diluted	320,415	310,736

Certain prior period amounts have been reclassified to conform with current year presentation.

Marvell Technology Group Ltd.

Condensed Non-GAAP Consolidated Statements of Income

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	April 29, 2006	April 30, 2005

Net revenue	$521,196	$364,770
Cost of goods sold	233,882	175,244
Gross profit	287,314	189,526
Operating expenses:
Research and development	97,354	71,898
Selling and marketing	30,002	20,989
General and administrative	10,795	6,738
Total operating expenses	138,151	99,625
Operating income	149,163	89,901
Interest and other income, net	7,616	3,612
Income before income taxes	156,779	93,513
Provision for income taxes	15,678	9,351
Non-GAAP net income	$141,101	$84,162

Non-GAAP net income per share - basic	$0.48	$0.30
Non-GAAP net income per share - diluted	$0.44	$0.27

Non-GAAP weighted average shares — basic	291,851	278,793
GAAP weighted average shares — diluted	320,415	310,736
Non-GAAP adjustment	3,166	—
Non-GAAP weighted average shares — diluted	323,581	310,736

The above non-GAAP condensed statements of income are for informational purposes only and are provided for understanding our operating results.  The non-GAAP condensed statements of income have not been prepared in accordance with GAAP, and should not be considered a substitute for our historical financial information prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. The non-GAAP income and weighted average share adjustments have been derived by adjusting the net income under generally accepted accounting principles for the impact of non-cash stock-based compensation charges and non-cash charges associated with purchase accounting.

Marvell Technology Group Ltd.

Unaudited Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

Reconciliation of GAAP net income to non-GAAP net income:

	Three Months Ended
	April 29, 2006	April 30, 2005

GAAP net income	$75,297	$63,532
Stock-based compensation:
Cost of goods sold	2,865	7
Research and development	27,477	511
Selling and marketing	8,131	214
General and administrative	6,063	139
Amortization of acquired intangible assets	17,351	19,759
Acquisition inventory adjustment	3,917	—
Non-GAAP net income	$141,101	$84,162

Reconciliation of GAAP to non-GAAP adjustments:

	Three Months Ended
	April 29, 2006	April 30, 2005

GAAP cost of goods sold:	$240,664	$175,251
Stock-based compensation	(2,865)	(7)
Acquisition inventory adjustment	(3,917)	—
Non-GAAP cost of goods sold	$233,882	$175,244

GAAP research and development:	$124,831	$72,409
Stock-based compensation	(27,477)	(511)
Non-GAAP research and development	$97,354	$71,898

GAAP selling and marketing:	$38,133	$21,203
Stock-based compensation	(8,131)	(214)
Non-GAAP selling and marketing	$30,002	$20,989

GAAP general and administrative:	$16,858	$6,877
Stock-based compensation	(6,063)	(139)
Non-GAAP general and administrative	$10,795	$6,738

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	April 29, 2006	January 28, 2006
Assets
Current assets:
Cash, cash equivalents and short-term investments	$921,410	$921,022
Accounts receivable, net	293,536	245,164
Inventory	204,839	211,374
Prepaid expenses and other current assets	134,861	122,314
Total current assets	1,554,646	1,499,874
Property and equipment, net	279,398	260,921
Goodwill and acquired intangible assets	1,683,588	1,670,182
Other non current assets	94,544	82,312
Total assets	$3,612,176	$3,513,289

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$150,738	$196,606
Accrued liabilities	85,639	86,454
Income taxes payable	3,296	3,352
Deferred income	28,640	29,773
Current portion of capital lease obligations	17,033	16,563
Total current liabilities	285,346	332,748
Capital lease obligations	22,561	24,447
Other long-term liabilities	126,932	109,997
Total liabilities	434,839	467,192

Shareholders’ equity:
Common stock	585	583
Additional paid-in capital	3,304,563	3,250,169
Deferred stock-based compensation	—	(1,141)
Accumulated other comprehensive loss	(1,353)	(1,759)
Accumulated deficit	(126,458)	(201,755)
Total shareholders’ equity	3,177,337	3,046,097
Total liabilities and shareholders’ equity	$3,612,176	$3,513,289